Exhibit 10.2

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”), dated as of January 28, 2021, is made by and among TPG Pace Tech Opportunities Corp., a Cayman Islands exempted company (the “Company”), TPG Pace Tech Opportunities Sponsor, Series LLC, a Delaware series limited liability company (“TPG Pace”), Cohn (as hereinafter defined), Learn (as hereinafter defined), and TCV. The Company and any other Stockholders may be referred to herein each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Company, TPG Pace Tech Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, TCV VIII (A) VT, Inc., a Delaware corporation, LCSOF XI VT, Inc., a Delaware corporation, TPG Pace Blocker Merger Sub I Inc., a Delaware corporation, TPG Pace Blocker Merger Sub II Inc., a Delaware corporation, and Live Learning Technologies LLC, a Delaware limited liability company (“LLT LLC”), and the other parties thereto, have entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, the Company will acquire LLT LLC on the terms and subject to the conditions set forth in the Business Combination Agreement (the “Transaction”);

WHEREAS, prior to the Transaction, on the terms and conditions set forth in the Business Combination Agreement, the Company shall domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Cayman Islands Companies Law (2020 Revision) (the “Domestication”) and in connection therewith, among other things, each Class A ordinary share, par value $0.0001 (“Class A Ordinary Share”), of the Company will convert into Pace Class A Common Stock (as defined below) on a one-for-one basis and (iii) each warrant to purchase a Class A Ordinary Share will convert into one Company Warrant (as defined below);

WHEREAS, in connection with the Transaction and as a result of the Domestication, the Parties expect to receive shares of Common Stock (as defined below) pursuant to the Business Combination; and

WHEREAS, it is contemplated by the Parties that in connection with the Transaction, each Party shall execute and deliver this Agreement in connection with the execution of the Business Combination Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that no Stockholder shall be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“beneficial ownership,” including the correlative term “beneficially own,” shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Board” shall mean the board of directors of the Company.

“Business Combination Agreement” shall have the meaning set forth in the Recitals.

“Chief Executive Officer” shall mean the chief executive officer of the Company.

“Closing” shall mean the closing of the Transactions.

“Closing Date” shall have the meaning given to such term in the Business Combination Agreement.

“Cohn” shall mean each of Cohn Investments, LLC and Charles K. Cohn VT Trust U/A/D May 26, 2017.

“Cohn Director” shall have the meaning set forth in Section 3.1(b).

“Common Stock” shall mean, collectively, the Pace Class A Common Stock and Pace Class B Common Stock.

“Company” shall have the meaning set forth in the preamble.

“Company Charter” shall mean that Certificate of Incorporation of the Company, to be executed and adopted in connection with the Closing.

“Confidential Information” shall have the meaning set forth in Section 3.4.

“Designated Director” shall mean any director designated for nomination by any Party to this Agreement.

“Earnout Shares” has the meaning assigned to such term under the Waiver Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and any rules and regulations promulgated thereunder.

“Governmental Entity” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power, and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Indemnity Agreement” shall mean an Indemnity Agreement in the form attached as Exhibit 10.7 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 24, 2020.

“Initial Cohn Share Ownership” shall mean the shares of Common Stock owned by Cohn immediately following the Closing (and following the sale of shares in connection with the Transaction), including shares of Common Stock relating to Charles Cohn’s vested and unvested equity awards, but specifically excluding any vested and unvested equity awards that might be issued in connection with the Closing or thereafter.

“Initial Learn Share Ownership” shall mean the shares of Common Stock owned by Learn immediately following the Closing.

“Initial TCV Share Ownership” shall mean the shares of Common Stock owned by TCV immediately following the Closing.

“Initial TPG Share Ownership” shall mean the shares of Common Stock owned by TPG Pace immediately following the Closing, excluding shares of Common Stock that may be subject to potential forfeiture as Earnout Shares under the Waiver Agreement.

“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree, or other official act of or by any Governmental Entity.

“Learn” shall mean each of LCSOF XI VT, Inc, Learn Capital Special Opportunities Fund XIV, L.P., Learn Capital Special Opportunities Fund XV, L.P., Learn Capital Special Opportunities Fund X, L.P., Learn Capital Special Opportunities Fund XI, L.P., Learn Capital Special Opportunities Fund XII, L.P., Learn Capital Special Opportunities Fund XIII, L.P., and Learn Capital Special Opportunities Fund XVI, L.P.

“Learn Director” shall have the meaning set forth in Section 3.1(b).

“Letter Agreement” means that certain Letter Agreement, dated October 9, 2020, between the Company and TPG Pace.

“Mutual Director” shall have the meaning set forth in Section 3.1(b).

“Necessary Action” shall mean, with respect to any Party and a specified result, all actions (to the extent such actions are permitted by Law and within such Party’s control) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board.

“Non-Voting Observer” shall have the meaning set forth in Section 3.1(l).

“NYSE” shall mean the New York Stock Exchange or any stock exchange on which the Common Stock is traded following the date of this Agreement.

“NYSE Rules” shall mean the rules and regulations of the NYSE.

“Pace Class A Common Stock” means, following the Domestication, Pace’s Class A Common Stock, par value $0.0001 per share.

“Pace Class B Common Stock” shall have the meaning set forth in the Business Combination Agreement.

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or any other entity.

“Registration Rights Agreement” shall have the meaning given to such term in the Business Combination Agreement.

“Registration Statement/Proxy Statement” shall have the meaning given to such term in the Business Combination Agreement.

“Representatives” shall mean, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, and any rules and regulations promulgated thereunder.

“SOX” shall mean the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder.

“Stockholder” shall mean any holder of Common Stock that is or becomes a party to this Agreement from time to time in accordance with the provisions hereof.

“Subsidiary” shall mean, with respect to a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the voting stock or other equity or partnership interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such legal entity, or of which the specified Person controls the management.“TCV” shall have the meaning set forth in the preamble.

“TCV Director” shall have the meaning set forth in Section 3.1(b).

“TPG Director” shall have the meaning set forth in Section 3.1(b).

“Transaction” shall have the meaning set forth in the Recitals.

“TPG Pace” shall have the meaning set forth in the preamble.

“TCV” shall mean each of TCV VIII (A) VT, Inc. and TCV VIII (A), L.P.

“Unaffiliated Director” shall mean a director that is independent for purposes of the Audit Committee of the Board under the NYSE Rules, the Exchange Act and SOX and otherwise qualified to serve on the Audit Committee of the Board.

“Waiver Agreement” shall mean that certain Waiver Agreement, dated as of the date of the Business Combination Agreement, by and among the Company, TPG Pace and the other parties named therein.

Section 1.2 Construction. The rules of construction set forth in this Section 1.2 shall apply to the interpretation of this Agreement. All references in this Agreement to Annexes, Articles, Sections, subsections, and other subdivisions of or to this Agreement refer to the corresponding Annexes, Articles, Sections, subsections, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, and other subdivisions of or to this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, or other subdivision of or to this Agreement unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. Wherever the words “including” and “excluding” (in their various forms) are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” Unless expressly provided to the contrary, if a word or phrase is defined, its other grammatical forms have a corresponding meaning. The words “shall” and “will” have the equal force and effect. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Reference herein to any federal, state, local, or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and reference herein to any agreement, instrument, or Law means such agreement, instrument, or Law as from time to time amended, modified, or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants to each other Party to this Agreement that as of the date such Party executes this Agreement:

Section 2.1 Existence; Authority; Enforceability. If such Party is not an individual, such Party has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, and has the power and authority to enter into this Agreement and to carry out its obligations hereunder, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. If such Party is an individual, such Party has the authority to enter into, deliver and perform its obligations under this Agreement. This Agreement has been duly executed by such Party and constitutes its legal, valid and binding obligations, enforceable against such Party in accordance with its terms.

Section 2.2 Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not and will not (a) if such Party is not an individual, conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any Law applicable to such Party.

Section 2.3 Consents. Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III

GOVERNANCE

Section 3.1 Board.

(a) Board Classes. The Company shall, and the Stockholders shall take all Necessary Action to, cause a majority of the Board to consist of Unaffiliated Directors and cause the Board to be divided into three classes of directors, as nearly as equal in number as reasonably possible in accordance with the Company Charter, each of which directors shall serve for staggered three-year terms. The Class I directors shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2022, the Class II directors shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2023 and the Class III directors shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2024.

(b) Composition of the Board. The Company shall, and the Stockholders shall take all Necessary Action to, cause the Board to be comprised at the Closing of seven directors. The Board shall be comprised of (A) three directors who shall be designated by Cohn (each, a “Cohn Director”) who initially shall be Erik Blachford, Cathy Beaudoin, and Charles Cohn and thereafter shall be designated pursuant to Section 3.1(c) of this Agreement, provided that all but one of the Cohn Directors shall have been determined by the Company to be an “independent director” under NYSE Rules, and (B) one director who shall be designated by Learn and initially shall be Rob Hutter and thereafter shall be designated pursuant to Section 3.1(d) of this Agreement (the “Learn Director”), provided that the Learn Director shall have been determined by the Company to be an “independent director” under NYSE Rules, (C) one director who shall be designated by TCV and initially shall be Woody Marshall and thereafter shall be designated pursuant to Section 3.1(e) of this Agreement (the “TCV Director”), provided that the TCV Director shall have been determined by the Company to be an “independent director” under NYSE Rules, (D) one director who shall be designated by TPG Pace and initially shall be Greg Mrva and thereafter shall be designated pursuant to Section 3.1(f) of this Agreement (the “TPG Director”), provided that the TPG Director shall have been determined by the Company to be an “independent director” under NYSE Rules, and (E) one director, who shall initially be mutually designated by Cohn and TPG Pace before the mailing of the Registration Statement/Proxy Statement (the “Mutual Director”), provided that the Mutual Director shall (i) be an Unaffiliated Director and (ii) meet diversity standards mutually agreed upon between Cohn and TPG Pace, and thereafter shall be a person nominated by the Board in accordance with the Company’s governing documents. The initial Board shall be divided in three classes as follows:

(ii) Class I: Charles Cohn and Greg Mrva

(iii) Class II: Rob Hutter and Woody Marshall

(iv) Class III: Erik Blachford, Cathy Beaudoin and the Mutual Director

(c) Cohn Representation. Subject to Section 3.1(k), for so long as Cohn holds at least the Percentage of the Initial Cohn Share Ownership shown below, the Company shall, and the Stockholders shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by Cohn that, if elected, will result in Cohn having the number of directors serving on the Board that is shown below. To the extent the Percentage of the Initial Cohn Share Ownership falls below the level that would entitle Cohn to nominate any Cohn Director pursuant to this Section 3.1 but Charles Cohn is serving as the Company’s Chief Executive Officer, the Company shall, and the Stockholders shall take all Necessary Action to, include Charles Cohn on the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected. For purposes of calculating the Percentage of the Initial Cohn Share Ownership on and after the date of the Closing, shares of Common Stock relating to Charles Cohn’s vested and unvested equity awards issued in connection with the Closing or thereafter (the “New Awards”) shall be counted as being held by Cohn, such that the Percentage of the Initial Cohn Share Ownership shall be calculated as follows: (i) all shares of Common Stock held by Cohn plus vested and unvested equity awards (including New Awards) divided by (ii) the Initial Cohn Share Ownership.

Percentage of the Initial Cohn Share Ownership Owned	Number of Cohn Directors
30% or greater	3
Between 20% and 30%	2
Between 10% and 20%	1

(d) Learn Representation. For so long as Learn holds at least 50% of the Initial Learn Share Ownership, the Company shall, and the Stockholders shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by Learn that, if elected, will result in Learn having one (1) director serving on the Board; provided that, if the Learn Director is not Rob Hutter, the person designated as the Learn Director shall be subject to the consent of Cohn so long as Charles Cohn serves as the Company’s Chief Executive Officer, which consent shall not be unreasonably withheld.

(e) TCV Representation. For so long as TCV holds at least 50% of the Initial TCV Share Ownership, the Company shall, and the Stockholders shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by TCV that, if elected, will result in TCV having one (1) director serving on the Board; provided that, if the TCV Director is not Woody Marshall, the person designated as the TCV Director shall be subject to the consent of Cohn so long as Charles Cohn serves as the Company’s Chief Executive Officer, which consent shall not be unreasonably withheld.

(f) TPG Pace Representation. For so long as TPG Pace holds at least 50% of the Initial TPG Share Ownership, the Company shall, and the Stockholders shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by TPG Pace that, if elected, will result in TPG Pace having one (1) director serving on the Board, which person shall be subject to the consent of Cohn so long as Charles Cohn serves as the Company’s Chief Executive Officer, which consent shall not be unreasonably withheld. For purposes of calculating the Percentage of the Initial TPG Share Ownership on and after the date of the Closing, shares of Common Stock that may be subject to potential forfeiture as Earnout Shares under the Waiver Agreement shall not be counted as being held by TPG Pace, such that the Percentage of the Initial TPG Share Ownership shall be calculated as follows: (i) all shares of Common Stock held by TPG Pace less any shares of Common Stock that are subject to potential forfeiture as Earnout Shares under the Waiver Agreement as of the date of calculation divided by (ii) the Initial TPG Share Ownership less the 4,000,000 shares of Common Stock that are subject to potential forfeiture as Earnout Shares under the Waiver Agreement immediately post-Closing.

(g) Nomination of Other Directors. Following the Closing, except as set forth in Sections 3.2(c) – (f), the nomination of directors at annual meetings will be the responsibility of the Nominating and Governance Committee and the Board.

(h) Decrease in Directors. Upon any decrease in the number of directors that a Stockholder is entitled to designate for nomination to the Board, (i) such Stockholder shall take all Necessary Action to cause the appropriate number of its Designated Directors, to offer to tender their resignation (and, if such decrease is with respect to the TPG Director, to cause the Non-Voting Observer to waive its rights) to the Board, effective immediately, which offer shall be accepted by the Company at the discretion of the Nominating and Governance Committee and (ii) to the extent the Company accepts any such resignation, the corresponding vacancy on the Board shall be filled in accordance with the Company’s governing documents; provided, however, that clause (i) of this Section 3.1(h) shall not require either Erik Blachford or Cathy Beaudoin to tender his or her resignation and such director shall be entitled to serve out the remainder of his or her term, subject to the terms of the Company’s governing documents.

(i) Removal; Vacancies. Except as provided in Section 3.1(h), (i) each Stockholder shall have the exclusive right to remove its designees (and, if applicable, the Non-Voting Observer) from the Board (including any committees thereof), and the Company and the Stockholders shall take all Necessary Action to cause the removal of any such designee (or, if applicable, the Non-Voting Observer) at the request of the designating Stockholder and (ii) each Stockholder shall have the exclusive right to designate directors (or, if applicable, the Non-Voting Observer) for election to the Board to fill vacancies created by reason of death, removal or resignation of its designees (or, if applicable, the Non-Voting Observer) to the Board (including any committees thereof), and the Company and the Stockholders shall take all Necessary Action to cause any such vacancies to be filled by replacement directors (or, if applicable, a Non-Voting Observer) designated by such designating Stockholder as promptly as reasonably practicable, in each case subject to any restrictions set forth in, and after obtaining any consents required by, Sections 3.1(b) – (f) and 3.1(l) applicable to such Stockholder appointing such replacement director (or, if applicable, a Non-Voting Observer). For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, no Stockholder shall have the right to designate a replacement director (or, if applicable, Non-Voting Observer), and the Company and the Stockholders shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee (or, if applicable, Non-Voting Observer) to the Board would result in a number of directors (or, if applicable, the Non-Voting Observer) designated by such Stockholder in excess of the number of directors that such Stockholder is then entitled to designate for membership on the Board (or, if applicable, as the Non-Voting Observer) pursuant to this Agreement. Following the Closing, except as set forth above, the appointment of directors to fill any Board vacancies will be the responsibility of the Nominating and Governance Committee and the Board.

(j) Forced Resignation. Each Stockholder shall take all Necessary Action to cause any of its Designated Directors, to resign promptly from the Board (or, if applicable, the Non-Voting Observer waiving its rights) if such Designated Director (or, if applicable, the Non-Voting Observer), as determined by the Board in good faith after consultation with outside legal counsel (i) is prohibited or disqualified from serving as a director (or, if applicable, as Non-Voting Observer) of the Company under any rule or regulation of the SEC, the NYSE, or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Designated Director’s fiduciary duties to the Company and its stockholders or (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law; provided, however, that, subject to the limitations set forth in Section 3.1, the applicable Stockholder shall have the right to replace such resigning Designated Director (or, if applicable, the Non-Voting Observer) with a new Designated Director (or, if applicable, Non-Voting Observer), such newly named Designated Director (or, if applicable, Non-Voting Observer) to be appointed promptly to the Board in place of the resigning Designated Director (or, if applicable, Non-Voting Observer) in the manner set forth in the Company’s governing documents for filling vacancies on the Board and in Section 3.1(i). Nothing in this paragraph (j) or elsewhere in this Agreement shall confer any third-party beneficiary or other rights upon any person designated hereunder as a Designated Director (or, if applicable, the Non-Voting Observer), whether during or after such person’s service on the Board (or, if applicable, as a Non-Voting Observer).

(k) Size of Board. The Board may increase its size in accordance with the Company’s governing documents; provided, that (i) if the number of directors is so increased, the Board will use reasonable efforts to ensure the Board has an odd number of directors and (ii) any increase in the number of directors shall result in a proportional increase in the number of Cohn Directors that may be appointed pursuant to this Section 3.1 of one additional designee for every two additional directors added to the Board from the initial Board size. To the extent the size of the Board is subsequently reduced, the number of Cohn Directors that may be appointed pursuant to this Section 3.1 would be subsequently reduced and Cohn shall take all actions pursuant to Section 3.1(h) with respect to such eliminated Director Designee. For the avoidance of doubt, if the Board size is increased by one director (which shall require the prior written consent of Cohn), there shall be no increase in the number of Cohn Directors and if the number of Cohn Directors has increased as a result of the Board being increased by two directors and the Board is subsequently reduced by one director (which shall require the prior written consent of Cohn), the number of Cohn Directors would decrease by one Director Designee.

(l) Board Observer. For so long as a TPG Director serves on the Board, TPG Pace shall have the right to designate one (1) natural person, which person shall be subject to the consent of Cohn so long as Charles Cohn serves as the Company’s Chief Executive Officer, which shall not be unreasonably withheld, who shall initially be Karl Peterson, to attend each regularly scheduled, special and other meeting (including telephonic meetings) of the Board and any committees thereof as a non-voting observer (in such capacity, a “Non-Voting Observer”); provided, that the Non-Voting Observer shall enter into a customary confidentiality agreement with the Company on terms reasonably acceptable to the Company, which shall be no less favorable to the Company than the confidentiality provisions applicable to TPG Pace under Section 3.4. Notice of the time and place of each such meeting shall be given to the Non-Voting Observer in the same manner and at the same time as notice is given to the Board. The Non-Voting Observer shall be given copies of all notices, reports, minutes, consents and other documents and materials at the time and in the manner as are provided to the Board or the applicable committee thereof. Notwithstanding the foregoing, the Non-Voting Observer may be excluded from access to the portion of any meeting of the Board or any committee thereof or the portion of material relating thereto if the Board or such committee reasonably determines in good faith that such access would be reasonably likely to (a) prevent the members of the Board or such committee from engaging in attorney-client privileged communication with counsel, or (b) result in a material conflict of interest with the Company or one or more of its subsidiaries, so long as, in each case, the Company promptly notifies the Non-Voting Observer of such determination and provides the Non-Voting Observer a general description of the information or materials that have been withheld to the extent that providing such description does not jeopardize the attorney-client privilege to be preserved or result in the material conflict to be avoided (it being understood and agreed that the Company will take, and will cause its subsidiaries to take, reasonable steps to minimize any such exclusions).

(m) Committee Appointments. Composition of the committees of the Board shall be determined by mutual agreement between Cohn and TPG Pace.

Section 3.2 The Company shall reimburse any Stockholder for any reasonable out-of-pocket expenses incurred as a result of any Necessary Action required to be taken under the foregoing provisions of Section 3.1.

Section 3.3 Voting Agreement. Each of the Company and the Stockholders agrees not to take any actions that would interfere with the intention of the Parties with respect to the composition of the Board as herein stated. Each Stockholder agrees not to take action to remove each other’s or the Nominating and Governance Committee’s director nominees from office. Except as set forth in Section 3.1, each Stockholder agrees to cast all votes to which such Stockholder is entitled in respect of its shares of Common Stock, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board those individuals recommended by the Nominating and Governance Committee.

Section 3.4 Sharing of Information. Each Stockholder recognizes that it, or its Affiliates and Representatives, has acquired or will acquire confidential, non-public information (“Confidential Information”) about the Company and its Subsidiaries the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Stockholder covenants and agrees with the Company that it will not (and will cause its Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, disclose any Confidential Information known to it, unless (i) such information becomes known to the public through no fault of such Stockholder, (ii) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity, provided that such Stockholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, (iii) such information does not relate to the assets, business or liabilities that were contributed or sold to the Company at the Closing and was available or becomes available to such Stockholder before, on or after the date hereof, without restriction, from a source (other than the Company) without any breach of duty to the Company or (iv) such information was independently developed by the Stockholder or its representatives without the use of or access to the Confidential Information. Notwithstanding anything herein to the contrary, to the extent permitted by antitrust, competition or any other applicable Law, nothing in this Agreement shall prohibit a Stockholder from disclosing Confidential Information to any Affiliate, Representative, limited partner, member or shareholder of such Stockholder; provided, that such Stockholder shall be responsible for any breach of this Section 3.4 by any such person.

Section 3.5 Reimbursement of Expenses. The Company shall reimburse the Designated Directors and Non-Voting Observer for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

Section 3.6 Indemnity Agreements. Simultaneously with any person becoming a Designated Director or Non-Voting Observer, the Company shall execute and deliver to each such Designated Director or Non-Voting Observer, as applicable, an Indemnity Agreement dated the date such Designated Director or Non-Voting Observer becomes a director of the Company or is designated as the Non-Voting Observer.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Assignment; Benefit. The rights and obligations hereunder shall not be assignable without the prior written consent of the other Parties. Any such assignee may not again assign those rights, other than in accordance with this Article IV. Any attempted assignment of rights or obligations in violation of this Article IV shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the Designated Directors under Section 3.6 and any Non-Voting Observer.

Section 4.2 Freedom to Pursue Opportunities. Subject to any other agreement with the Company or any of its Subsidiaries to which any Stockholder (or any of its Affiliates) or any Designated Director (or, if applicable, any Non-Voting Observer) may be bound, the Parties expressly acknowledge and agree that: (i) each Stockholder and Designated Director (and, if applicable, any Non-Voting Observer) (and each Affiliate thereof) has the right to, and shall have no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, including those deemed to be competing with the Company or any of their Subsidiaries, or (y) directly or indirectly do business with any client or customer of the Company or any of its Subsidiaries; and (ii) in the event that a Stockholder or a Designated Director (or, if applicable, any Non-Voting Observer) (or any Affiliate thereof) acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries and such Stockholder or any other Person, the Stockholder and such Designated Director (and, if applicable, any Non-Voting Observer) (and any such Affiliate) shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of their Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its Subsidiaries or their respective Affiliates or Stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Stockholder or Designated Director (or, if applicable, any Non-Voting Observer) (or such Affiliate thereof), directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any of its Subsidiaries.

Section 4.3 Termination. This Agreement shall terminate automatically (without any action by any Party) as to each Stockholder upon the time at which such Stockholder or any of its Affiliates no longer has the right to designate an individual for nomination to the Board under this Agreement, and upon such termination, such Stockholder’s rights (including any consent rights) and obligations shall cease; provided, that the provisions in Section 3.4 and this Article IV shall survive such termination.

Section 4.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 4.5 Entire Agreement; Amendment.

(a) This Agreement, together with the Waiver Agreement, sets forth the entire understanding and agreement between the Parties with respect to the transactions contemplated herein and supersede and replace any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without the express written consent of the Company and the Stockholders. Except as set forth above, there are no other agreements with respect to the governance of the Company between any Stockholders or any of their Affiliates.

(b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 4.6 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

Section 4.7 Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by overnight courier or mailed by certified or registered United States Mail with all postage fully prepaid, or sent by electronic mail (“email”) transmission (provided that a receipt of such email is requested by the notifying party and affirmatively acknowledged by the receiving party), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

if to the Company to:

TPG Pace Tech Opportunities Corp.

301 Commerce St., Suite 3300

Fort Worth, Texas 76102

Attention: Jerry Neugebauer

Email: GNeugebauer@tpg.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Sarah K. Morgan

Email: smorgan@velaw.com;

if to Cohn, to:

Charles Cohn

101 S. Hanley Rd., Suite 350

St. Louis, MO 63105

Attention: Charles Cohn

Email: Charles@varsitytutors.com and corporate@varsitytutors.com if to Learn Blocker:

Learn Capital

620 Congress Avenue, Suite 200

Austin, TX, 78701

Attention: Paul Strange

Email: paul@learncapital.com

with a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

1200 Seaport Boulevard

Redwood City, CA 94063

Attention: Steve R. Ray

Email: sray@gunder.com

If to TCV to:

Technology Crossover Ventures

528 Ramona Street

Palo Alto, CA 94301

Attention: General Counsel

Email: legal@tcv.com

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Stephen L. Ritchie, P.C.

Fax: (312) 862-2200

Email: sritchie@kirkland.com

if to TPG Pace, to:

TPG Global, LLC

301 Commerce St., Suite 3300

Fort Worth, Texas 76102

Attention: Jerry Neugebauer

Email: GNeugebauer@tpg.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Sarah K. Morgan

Email: smorgan@velaw.com

Section 4.8 Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 4.9 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 4.10 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH STOCKHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED

WITH THE DEALINGS OF ANY STOCKHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Stockholder may file an original counterpart or a copy of this Section 4.10 with any court as written evidence of the consent of the Stockholders to the waiver of their rights to trial by jury.

Section 4.11 Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at Law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein to be performed, the non-breaching Party, subject to the terms hereof and in addition to any remedy at Law for damages or other relief permitted under this Agreement, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief, without the necessity of proving actual damages or posting of a bond.

Section 4.12 Subsequent Acquisition of Shares. Any Common Stock of the Company acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

TPG PACE TECH OPPORTUNITIES CORP.

By:	/s/ Eduardo Tamraz
Name:	Eduardo Tamraz
Title:	Secretary

TPG PACE TECH OPPORTUNITIES SPONSOR LLC

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

COHN INVESTMENTS, LLC

By:	/s/ Charles Cohn
Name:	Charles Cohn
Title:	Member

CHARLES K. COHN VT TRUST U/A/D MAY 26, 2017

By:	/s/ Charles Cohn
Name:	Charles Cohn
Title:	Trustee

Signature Page to Stockholder Agreement

TCV VIII (A), L.P.

By: Technology Crossover Management VIII, L.P.
It: General Partner

By: Technology Crossover Management VIII, Ltd.
Its: General Partner

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV VIII, L.P.
a Cayman Islands exempted limited partnership, acting by its general partner
Technology Crossover Management VIII, L.P. a Cayman Islands exempted limited partnership, acting by its general partner
Technology Crossover Management VIII, Ltd. a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney in Fact

TCV VIII (A) VT, L.P.
a Delaware limited partnership, acting by its general partner
Technology Crossover Management VIII, L.P. a Cayman Islands exempted limited partnership, acting by its general partner
Technology Crossover Management VIII, Ltd. a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney in Fact

Signature Page to Stockholder Agreement

TCV VIII (B), L.P.
a Cayman Islands exempted limited partnership, acting by its general partner
Technology Crossover Management VIII, L.P. a Cayman Islands exempted limited partnership, acting by its general partner
Technology Crossover Management VIII, Ltd. a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney in Fact

TCV VIII (B), L.P.
a Cayman Islands exempted limited partnership, acting by its general partner
Technology Crossover Management VIII, Ltd. a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Attorney in Fact

DAVIS VT LLC

By:	/s/ David Karadish
Name: David Karandish
Title: Managing Member

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND X, L.P.
By: Learn Capital Management X, LLC

By:	/s/ Rob Hutter
Name: Rob Hutter
Title: Managing Member

Signature Page to Stockholder Agreement

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XI, L.P.
By: Learn Capital Management XI, LLC

By:	/s/ Rob Hutter
Name:	Rob Hutter
Title:	Managing Member

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XII, L.P.
By: Learn Capital Management XII, LLC

By:	/s/ Rob Hutter
Name:	Rob Hutter
Title:	Managing Member

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XIII, L.P.
By: Learn Capital Management XIII, LLC

By:	/s/ Rob Hutter
Name:	Rob Hutter
Title:	Managing Member

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XIV, L.P.

By:	/s/ Rob Hutter
Name:	Rob Hutter
Title:	President and CEO

Signature Page to Stockholder Agreement

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XV, L.P.

By:	/s/ Rob Hutter
Name:	Rob Hutter
Title:	President and CEO

LEARN CAPITAL SPECIAL OPPORTUNITIES FUND XVI, L.P.
By: Learn Capital Management XVI, LLC

By:	/s/ Rob Hutter
Name:	Rob Hutter
Title:	Managing Member

LCSOF XI VT, INC.

By:	/s/ Paul Strange
Name:	Paul Strange
Title:	President and CEO

Signature Page to Stockholder Agreement